SUPPLEMENT TO PROXY STATEMENT DATED NOVEMBER 19, 2002
                            TTTTICKETS HOLDING CORP.


Dear Stockholder:

     On November 19, 2002, TTTTickets Holding Corp. mailed to its stockholders a Proxy Statement relating to a Special Meeting of Stockholders to be held on November 29, 2002. According to the rules and regulations promulgated by the Security and Exchange Commission, we are required to provide you with more recent financial information than the information contained in the Proxy Statement. Enclose with this Supplement are the consolidated financial statements and our Management's Discussion and Analysis of Financial Condition and Results of Operations which were included in our Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 2002. Such information is hereby included in the Proxy Statement and should be read in conjunction with the additional information contained therein, including the instructions on how to vote in person or by proxy at the Special Meeting.

                                   Sincerely yours,
                                   TTTTickets Holding Corp.

                                   Eliron Yaron
                                   President

                        CONSOLIDATED FINANCIAL STATEMENTS
                    TTTTICKETS HOLDING CORP. AND SUBSIDIARIES
                          (a development stage company)
                           CONSOLIDATED BALANCE SHEET

                                                                 September 30,
                                                                     2002       December
                                                                 ------------  ----------
                                                                  (unaudited)
ASSETS
Current Assets:
  Cash. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $       200   $     512
  Accounts receivable . . . . . . . . . . . . . . . . . . . . .        1,260          --
                                                                          --       4,000
                                                                 ------------  ----------
   Total current assets. . . . . . . . . . . . . . . . . . . . .       1,460       4,512

Property and equipment, net of accumulated depreciation
   of $1,140 . . . . . . . . . . . . . . . . . . . . . . . . . .       4,337          --
Deferred finance costs net of accumulated amortization of
   7,000 and $1,400, respectively . . . . . . . . . . . . . . .        8,000      13,600
Deferred tax asset - net of valuation allowance of $290,000
   and $169,000 respectively. . . . . . . . . . . . . . . . . .          --          --
                                                                 ------------  ----------
    Total assets. . . . . . . . . . . . . . . . . . . . . . . .   $   13,797   $  18,112
                                                                 ============  ==========

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current Liabilities:
 Accrued expenses. . . . . . . . . . . . . . . . . . . . . . .   $   171,209   $  33,083
 Note payable. . . . . . . . . . . . . . . . . . . . . . . . .        30,000      30,000
 Debentures payable. . . . . . . . . . . . . . . . . . . . . .       329,384     260,250
 Stock subscription payable. . . . . . . . . . . . . . . . . .        23,000          --
                                                                 ------------  ----------
  Total liabilities . . . . . . . . . . . . . . . . . . . . . .      553,593     323,333
                                                                 ============  ==========

Commitments
Stockholder's Deficiency:
Series A Preferred Stock - $.001 par value, 10,000,000
  shares authorized, 1,000 shares issued and outstanding . . .         1,000       1,000
Common stock - $.001 per share par value; authorized
  40,000,000 shares, issued 40,000,000 and 20,666,990
  shares respectively and outstanding 31,000,000 and
  11,666,990 shares respectively . . . . . . . . . . . . . . .        31,000      11,667
Additional paid-in capital. . . . . . . . . . . . . . . . . .        662,966     437,053
Deficit accumulated during the development period . . . . . .     (1,234,762)   (754,941)
                                                                 ------------  ----------
 Stockholders' deficiency. . . . . . . . . . . . . . . . . . .      (539,796)   (305,221)
                                                                 ------------  ----------
Total Liabilities and Stockholders' Deficiency. . . . . . . .    $    13,797   $  18,112
                                                                 ============  ==========

                    TTTTICKETS HOLDING CORP. AND SUBSIDIARIES
                          (a development stage company)
                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                                      For the period
                                                                        from August
                                                                       21, 2001 (date
                                        For the three   For the nine   of inception)
                                        months ended    months ended     through
                                        September 30,   September 30,   September
                                             2002          2002           30, 2002
                                         ------------ -------------- -------------
                                          (unaudited)   (unaudited)   (unaudited)
Revenues. . . . . . . . . . . . . . . .  $        --   $     4,288   $     4,288
Operating Expenses:
 Consulting fees . . . . . . . . . . . .      (1,759)     (184,819)     (535,819)
 Salaries. . . . . . . . . . . . . . . .     (35,500)      (50,360)     (113,860)
 Professional fees . . . . . . . . . . .     (18,002)      (77,925)     (124,925)
 Other . . . . . . . . . . . . . . . . .        (504)       (4,814)      (26,279)
 Rent. . . . . . . . . . . . . . . . . .      (3,000)       (9,000)      (13,000)
 Amortization of deferred finance costs.      (1,875)       (5,600)       (7,000)
 Depreciation. . . . . . . . . . . . . .        (684)       (1,140)       (1,140)
 Interest expense. . . . . . . . . . . .     (55,899)     (150,451)     (417,027)
                                         ------------  ------------  ------------
  Total expenses . . . . . . . . . . . .    (117,223)     (484,109)   (1,239,050)
                                         ------------  ------------  ------------

Net loss. . . . . . . . . . . . . . . .  $  (117,223)  $  (479,821)  $(1,234,762)
                                         ============  ============  ============

Net loss per common share - basic and
 diluted. . . . . . . . . . . . . . . .  $     (0.00)  $     (0.02)  $     (0.06)

Weighted average number of shares
 outstanding. . . . . . . . . . . . . .   31,000,000    25,681,321    20,621,454

                    TTTTICKETS HOLDING CORP. AND SUBSIDIARIES
                          (a development stage company)
               CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY


                                                   Preferred Stock     Common Stock
                                                   ---------------    -------------------
                                                                                           Additional                Stockholders'
                                                   Number of            Number of            Paid-in    Accumulated   Equity (and
                                                   Shares    Amount     Shares    Amount    Capital     Deficit       Deficiency)
                                                  ---------  -------  ----------  -------  --------- ------------   ---------------
Stockholder equity of TTTTickets Holding
 Corp. on date of merger. . . . . . . . . . . . .        --       --  10,066,990  $10,067  $ 10,729   $   (20,796)  $        --
Adjustment upon merger with B-Park
 Communications, Inc . . . . . . . . . . . . . .         --       --          --       --   (20,796)       20,796            --
Beneficial conversion feature in connection with
 issuance of Debentures. . . . . . . . . . . . .         --       --          --       --   214,285            --       214,285
Conversion of Debentures to common stock . . . .         --       --   1,600,000    1,600    (1,440)           --           160
Shares placed in escrow as security for
 Debentures. . . . . . . . . . . . . . . . . . .         --       --   9,000,000       --        --            --            --
Issuance of Series A Preferred Stock . . . . . .  1,000,000  $ 1,000          --       --        --            --         1,000
Beneficial conversion on conversion of
 Debentures to common stock. . . . . . . . . . .         --       --          --       --   234,275            --       234,275
Net loss . . . . . . . . . . . . . . . . . . . .         --       --          --       --        --      (754,941)     (754,941)
                                                  ---------  -------  ----------  -------  --------- ------------   ---------------

Balance at December 31, 2001 . . . . . . . . . .  1,000,000    1,000  20,666,990   11,667   437,053   $  (754,941)  $  (305,221)
                                                  =========  =======  ==========  =======  ========= =============  ===============

Unaudited:
Conversion of Debentures to common stock:
 February 22, 2002. . . . . . . . . . . . . . . .        --       --   1,648,352    1,648    13,352            --        15,000
 February 25, 2002. . . . . . . . . . . . . . . .        --       --   1,111,111    1,111     8,889            --        10,000
 February 27, 2002. . . . . . . . . . . . . . . .        --       --   1,647,771    1,648    13,352            --        15,000
 March 21, 2002 . . . . . . . . . . . . . . . . .        --       --   1,428,571    1,429    13,571            --        15,000
 April 25, 2002 . . . . . . . . . . . . . . . . .        --       --   1,831,708    1,831     3,169            --         5,000

Issuance of shares for consulting fees:
 February 5, 2002 . . . . . . . . . . . . . . . .        --       --   2,250,000    2,250    40,500            --        42,750
 March 11, 2002 . . . . . . . . . . . . . . . . .        --       --   3,750,000    3,750    60,000            --        63,750
 March 26, 2002 . . . . . . . . . . . . . . . . .        --       --   3,000,000    3,000    42,000            --        45,000
 April 9, 2002. . . . . . . . . . . . . . . . . .        --       --   2,000,000    2,000    28,000            --        30,000
 May 15, 2002 . . . . . . . . . . . . . . . . . .        --       --     400,000      400     1,160            --         1,560

Accrued interest on Debentures paid through the
 issuance of common stock. . . . . . . . . . . .         --       --     265,497      266     1,920            --          2186

Net loss . . . . . . . . . . . . . . . . . . . .         --       --          --       --        --      (479,821)     (479,821)
                                                  ---------  -------  ----------  -------  --------- ------------   ---------------

Balance at September 30, 2002. . . . . . . . . .  1,000,000  $ 1,000  40,000,000  $31,000  $662,996   $(1,234,762)  $  (539,796)
                                                  =========  =======  ==========  =======  ========= =============  ===============

                 See notes to consolidated financial statements

                    TTTTICKETS HOLDING CORP. AND SUBSIDIARIES
                          (a development stage company)


                           CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                             For the period from
                                                                For the nine  August 21, 2001
                                                                months ended (date of inception)
                                                               September 30,  through September
                                                                    2002          30, 2002
                                                                -------------- ------------------
                                                                  (unaudited)   (unaudited)
Cash flows from operating activities:
 Net loss. . . . . . . . . . . . . . . . . . . . . . . . . . . .  $  (479,821)  $ (1,234,762)
 Adjustment to reconcile net loss to net cash used in operating activities:
  Consulting fees financed through note payable . . . . . . . . .          --         30,000
  Non-cash consulting fees. . . . . . . . . . . . . . . . . . . .     183,060        184,060
  Amortization of original issue discount and beneficial
   conversion feature . . . . . . . . . . . . . . . . . . . . . .     121,634        380,604
  Amortization of deferred finance costs. . . . . . . . . . . . .       5,600          7,000
  Depreciation. . . . . . . . . . . . . . . . . . . . . . . . . .       1,140          1,140
  Changes in operating assets and liabilities:
   Increase in accounts receivable . . . . . . . . . . . . . . . .     (1,260)        (1,260)
   Decrease in due from stockholder. . . . . . . . . . . . . . . .      3,910          3,910
   Increase in accrued expenses. . . . . . . . . . . . . . . . . .    140,312        173,395
                                                                 -------------  ------------
Net cash used in operating activities . . . . . . . . . . . . .      (25,425)      (455,913)
                                                                 -------------  -------------

Cash flows from investing activities:
 Increase in due from stockholder. . . . . . . . . . . . . . . .          --         (4,000)
 Purchase of property and equipment. . . . . . . . . . . . . . .      (5,477)        (5,477)
 Payments from stockholder . . . . . . . . . . . . . . . . . . .          90             90
  Net cash used in investing activities . . . . . . . . . . . .       (5,387)        (9,387)
                                                                 -------------  -------------

Cash flows from financing activities:
 Proceeds from issuance of debenture . . . . . . . . . . . . . .       7,500        457,500
 Cash received on stock subscription . . . . . . . . . . . . . .      23,000         23,000
 Payment of deferred finance fees. . . . . . . . . . . . . . . .          --        (15,000)
  Net cash used in investing activities . . . . . . . . . . . . .     30,500        465,500
                                                                 -------------  -------------

Net increase (decrease) in cash . . . . . . . . . . . . . . . .         (312)           200

Cash at beginning of period . . . . . . . . . . . . . . . . . .          512             --
                                                                 -------------  -------------

Cash at end of period . . . . . . . . . . . . . . . . . . . . .  $       200    $       200
                                                                 =============  =============

Supplemental schedule of non-cash financing activities:
Consulting fees financed through note payable . . . . . . . . .  $        --    $    30,000
                                                                 =============  =============
Consulting fee paid in exchange for Series A Preferred Stock
 issuance . . . . . . . . . . . . . . . . . . . . . . . . . . .           --          1,000
                                                                 =============  =============
Conversion of debentures into common stock. . . . . . . . . . .  $    60,000    $    60,160
                                                                 =============  =============
Accrued interest paid through the issuance of common stock. . .  $     2,186    $     2,186
                                                                 =============  =============
Consulting fees paid through the issuance of equity . . . . . .  $   183,060    $   183,060
                                                                 =============  =============



                 See notes to consolidated financial statements
                                        5

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

     1. The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying consolidated financial statements, the Company has incurred a loss since inception of $1,234,762, and has a stockholders' deficiency and negative working capital at September 30, 2002 which raises substantial doubt about the Company's ability to continue as a going concern. Management of the Company has stated that the Company intends to raise funds through the issuance of additional equity or debt securities.

     2. The consolidated balance sheet as of September 30, 2002, the consolidated statements of operations for the three and nine months ended September 30, 2002, the consolidated statements of stockholders deficiency and cash flows for the nine months ended September 30, 2002, and the consolidated statements of operations and cash flows for the period from August 21, 2001 (date of inception) to September 30, 2002 have been prepared by the Company and are unaudited. In the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary to present fairly the financial position at September 30, 2002 and the results of operations; changes in stockholders' deficiency and cash flows for the three and nine months ended September 30, 2002 and the period from inception to September 30, 2002 have been made.

     3. See the Company's Annual Report on Form 10-KSB for the period ended December 31, 2001 for additional disclosures relating to the Company's consolidated financial statements.

     4. The Company's revenue consists of computer consulting services. The Company recognized the revenue when the services were performed and the related consulting projects were completed.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     As of September 30, 2002, we have generated limited revenues and will not generate any meaningful revenue until we fully develop our products and expand our marketing offerings. Since inception we incurred a net loss of $1,234,762. We are subject to all of the risks, expenses, delays, problems and difficulties frequently encountered in the establishment of a new business. Our independent auditors have included an explanatory paragraph in their report on our financial statements for the year ended December 31, 2001 stating that the financial statements have been prepared assuming we will continue as a going concern and that our loss from operations, stockholders' deficiency and working capital deficiency raise substantial doubt about our ability to continue as a going concern.

     As of September 30, 2002, we had a cash balance of $200. In November 2001, we received subscriptions from three investors to purchase 8% Senior Subordinated Convertible Redeemable Debentures (the "Debentures") of the Company in the aggregate principal amount of $1,000,000, of which approximately $500,000 was paid as of such date and the balance may be paid to the Company provided, among other things, there has been full conversion or repayment of the initial $500,000 aggregate principal amount of the Debentures. The Debentures are due and payable on October 24, 2003. We received $7,500 of additional funds under these Debentures during the nine months ended September 30, 2002. Based on such proceeds and other cash resources, we believe we have maintained our operations to date as currently conducted but such proceeds and other resources will not be sufficient to satisfy our cash requirements for the next twelve (12) months. Therefore, we will be required to raise additional funds in the very near future. During the next few months, we will consider raising additional funds through equity or debt offerings. If successful in raising funds, we will endeavor to expand the marketing and product service offerings of Shelbase EAI and/or develop or acquire additional business operations. We do not anticipate performing significant product research and development or purchasing plant or significant equipment during the next twelve months.

Critical Accounting Estimate

     We have recorded a full valuation allowance against our deferred tax asset, amounting to $290,000 at September 30, 2002. This valuation allowance was recorded by the Company in recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived.




                                        7